UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 28, 2011

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices, including Zip Code)

(952) 745-2760

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On December 28, 2011, TCF Financial Corporation (the “Company”) adopted a change in its accounting policies for recognizing actuarial gains and losses related to pension and other post retirement benefits.  Historically, the Company has reported net actuarial gains and losses as a component of Stockholders’ Equity in its consolidated balance sheets.  Going forward, the Company will immediately recognize actuarial gains and losses in operating results for the year in which the gains and losses occur. For purposes of calculating the expected return on plan assets, the Company will no longer use an averaging technique for the market-related value of plan assets, but will instead use the actual fair value of plan assets. While both the historical and revised policies are permitted under generally accepted accounting principles in the United States, the Company believes that the new policies are preferable as the economic results of the plans will be recognized in earnings in the year they occur.  The changes in accounting policies are required to be applied retrospectively to prior periods.

The effect that the new accounting policies had on net income as previously reported for the three and nine months ended September 30, 2011 by and for the years ended December 31, 2010 and 2009 is summarized in exhibit 99.1. Neither the funded status of the Company’s pension and other post retirement benefit plans, nor previously reported plan assets or obligations are impacted by the changes in accounting policies.  A copy of the Company’s financial results under the historical and revised accounting policies is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

	Exhibit No.	Description

	99.1	Financial Results - Historical and Revised Employee Benefit Accounting dated December 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper, Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas F. Jasper
Thomas F. Jasper, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President, Controller and Managing Director, Corporate Development (Principal Accounting Officer)

Dated:    December 29, 2011

3